SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 2, 2003

Anika Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	000-21326	04-3145961
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file Number)	(I.R.S. Employer Identification No.)

160 New Boston Street, Woburn, Massachusetts		01801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 932-6616

Item 5:  Other Events and Required FD Disclosure.

On December 2, 2003, Anika Therapeutics, Inc. issued a press release (“Press Release”) announcing that it had received an approvable letter from the U.S. Food and Drug Administration regarding its ORTHOVISC® osteoarthritis product.  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Anika Therapeutics, Inc. on December 2, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIKA THERAPEUTICS, INC.

December 2, 2003	By:	/s/ Charles H. Sherwood
Charles H. Sherwood, Ph.D.
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Anika Therapeutics, Inc. dated December 2, 2003